EXHIBIT 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of March 30, 2007, is among (i) Markel Corporation, a Virginia corporation (“Markel”), and (ii) Euclid G. H. Black (“Black”) and Black/White Group, a Nevada corporation (“BWG” and collectively with Black, the “Holders”).

This Agreement is entered into as a condition to closing of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 28, 2007, under which Markel is acquiring Black/White & Associates Insurance Brokers, a California corporation, and the Holders are acquiring (and may in the future acquire) shares of the common stock, no par value, of Markel (“Markel Common Stock”). The Merger Agreement and the Goodwill Agreement (as defined in the Merger Agreement) under which Black may also acquire Markel Common Stock are referred to collectively as the “Stock Issuance Agreements.”

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. For all purposes of this Agreement, the following terms will have the meanings set forth below:

“Best Efforts” will mean, with respect to any efforts undertaken by Markel under this Agreement to accomplish a particular aim or satisfy a particular condition, Markel’s best efforts to cause such aim to be accomplished or such condition to be satisfied; provided, that Markel will not be deemed to be in breach of any obligation to use “Best Efforts” under this Agreement to the extent that Markel is unable to cause an aim to be accomplished or a condition to be satisfied as a result of the refusal or inability of, or any delay on the part of, a third party to perform an action or deliver a deliverable necessary to cause such aim to be accomplished or condition to be satisfied after Markel has undertaken all actions reasonably necessary to cause such third party to perform such action or deliver such deliverable.

“Exchange Act” will mean the Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

“Registrable Securities” will mean (i) the shares of Markel Common Stock issued or issuable to the Holders from time to time in connection with the transactions contemplated by the Stock Issuance Agreements and (ii) any Markel Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above.

“SEC” will mean the United States Securities and Exchange Commission.

“Securities Act” will mean the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

2. REGISTRATION RIGHTS.

(a) Registration Upon Request. Markel will, upon written request, use its Best Efforts to effect as expeditiously as possible, but within 120 days of the Holders’ request, the registration under the Securities Act of all the Registrable Securities that are then issued and outstanding and that are yet to be issued under the Stock Issuance Agreements. Markel will not be obligated to consummate more than one such registration. In connection with any underwritten offering with respect to which the Holders have requested registration under this Section 2(a), Markel will have the right to select the lead managing underwriter (being an underwriting firm of national standing) with respect to such offering, such underwriter to be reasonably acceptable to the Holders.

(b) Expenses of Registration. Markel will bear and pay all expenses incurred in connection with the registration, filing or qualification of shares with respect to the registration under this Section 2 for the Holders, including, without limitation, all registration, filing, qualification, Blue Sky, printing and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to shares being registered, applicable transfer taxes and expenses of counsel to the Holders, which will be borne by the Holders.

(c) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Markel will:

(i) use its Best Efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its Best Efforts to file with the SEC in a timely manner all reports and other documents required of Markel under the Securities Act and the Exchange Act; and

(iii) furnish promptly to the Holders upon request (a) a written statement by Markel as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, (b) Markel’s most recent SEC filings, and (c) such other information which may reasonably be requested by the Holders to take advantage of any other rule or regulation of the SEC which permits Holders to sell their Markel Shares without registration; provided, that Markel will be deemed to have furnished the Holders copies of any SEC filings that are available to the public on the SEC’s EDGAR website at www.sec.gov.

(d) Obligations of Markel. Whenever required under this Section 2 to effect the registration of the Registrable Securities, Markel will, as expeditiously as reasonably possible:

(i) Prepare and use its Best Efforts to file with the SEC a registration statement within 120 days of the Holders’ request with respect to such shares and use its Best Efforts to cause such registration statement to become and remain effective until the earlier of three years from the date the registration statement is filed or the disposition of all securities covered by the registration statement;

(ii) Prepare and use its Best Efforts to file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the shares owned by them and covered by such registration statement;

(iv) Use its Best Efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as may be reasonably requested by the Holders; provided, that Markel will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (provided the Holders also enter into and perform their obligations under such underwriting agreement);

(vi) Notify the Holders as promptly as possible at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly prepare (and file with the SEC) and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Markel Common Stock covered thereby, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii) In the case of an underwritten offering, furnish, at the request of the Holders, on the date that such shares are delivered to the underwriters for sale (i) an opinion, dated as of such date, of counsel representing Markel for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of Markel, in form and substance as in customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Notify the Holders promptly of any request by the SEC for the amendment or supplement of such registration statement or prospectus or for additional information, and notify the Holders promptly of the filing of each amendment or supplement to such registration statement or prospectus;

(ix) Advise the Holders, promptly after it receives notice thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(x) Furnish to the Holders at least one conformed copy of the registration statement and any amendments thereto.

(e) Obligations of Holders. In connection with any registration required to be effected under this Section 2, the Holders will furnish to Markel such information regarding themselves, the shares held by them and the intended method of disposition of such shares as may be required to effect the registration of its shares.

(f) Sale of Registrable Securities by Holders. The Holders may sell Registrable Securities under an effective registration statement as long as, to the extent required by law, they arrange for delivery of a current prospectus and, if applicable, prospectus supplement to the transferee of such Registrable Securities. Upon the sale of any Registrable Securities by the Holders under a registration statement, the Holders will deliver to Markel’s transfer agent, with a copy to Markel, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A so that the Registrable Securities may be properly transferred.

(g) Indemnification by Markel. Markel will indemnify, to the extent permitted by law, the Holders and each of them against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented if Markel has furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to Markel by the Holders or either of them expressly for use therein.

(h) Indemnification by Holders. The Holders and each of them will indemnify, to the extent permitted by law, Markel against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any written material provided to Markel under Section 2(e) above or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any untrue statement or omission of a material fact was subsequently corrected by the Holders in a writing delivered to Markel before completion of the final prospectus.

(i) Notice of Claims. Any person or entity entitled to indemnification under the provisions of Sections 2(g) and (h) must (i) give prompt written notice to the indemnifying party(ies) of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and the indemnifying party(ies) may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party will not be subject to any liability for any settlement made without its consent (which such consent may not be unreasonably withheld). If an indemnifying party does not assume the defense of a claim for any reason, such indemnifying party will not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

3. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

5. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by Markel and the Holders and their respective successors and permitted assigns. The Holders may assign their rights under this Agreement to (a) an entity wholly owned by Black, or (b) a trust in which Black and/or immediate members of his family are the trustees and all present beneficiaries, but except as so enumerated the Holders may not assign their rights under this Agreement without the prior written consent of Markel.

6. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

7. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10. NOTICES. All notices, demands, and other communications hereunder will be given to the addresses, and in the manner specified under, the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

MARKEL CORPORATION

By:	/s/ Richard R. Whitt, III
Authorized Officer

HOLDERS:

BLACK/WHITE GROUP

By:	/s/ Euclid G. H. Black
Authorized Officer

/s/ Euclid G. H. Black
Euclid G. H. Black

Signature Page to Registration Rights Agreement

Exhibit A

Certificate of Subsequent Sale

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060

Attention: Corporate Secretary

Dear Sir:

We have been requested to act as broker or dealer in connection with the sale of the following shares of Markel Corporation:

Selling Stockholder:

No. of Shares Sold:

Registration Statement:     333-

Date of Prospectus:

Trade Date(s):

In connection therewith, the undersigned hereby certifies that the number of shares sold, as indicated above, were sold for the account of the registered owner in accordance with the above-referenced prospectus. A copy of the prospectus was properly delivered in accordance with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act of 1933, as amended. Please authorize the transfer of these shares without further restriction.

Thank you for your assistance in this matter.

Sincerely,

By:
Print name:
Title: